EXHIBIT 99.1

NOT FOR DISSEMINATION IN THE UNITED STATES OR
FOR DISTRIBUTION TO UNITED STATES NEWS WIRE SERVICES

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

NEWS

Vista Gold Corp. Announces Shareholder Approval of Private Placement Financing

Denver, Colorado, December 15, 2010 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Corporation”) is pleased to announce that at the special meeting of shareholders of the Corporation held on December 15, 2010 (the “Meeting”), the shareholders of the Corporation approved a U.S.$33,733,500 private placement (the “Private Placement”) of special warrants (the “Special Warrants”) as more fully described in the Corporation’s press releases of September 30, 2010, October 12, 2010 and October 22, 2010 and in the Notice of Special Meeting and Management Information and Proxy Circular mailed to shareholders in connection with the Meeting.

The Private Placement closed on October 22, 2010 and the gross proceeds of U.S.$33,733,500 were placed in escrow, pending approval of the Private Placement by the shareholders of the Corporation.  The escrow agent will be instructed to release the full U.S.$33,733,500 and all interest accrued thereon to the Corporation and each of the 14,666,739 Special Warrants issued to investors as well as each of the 429,348 Special Warrants issued to the agents and finders that provided services in connection with the financing will be automatically exercised, for no additional consideration, for one common share and one common share purchase warrant of the Corporation.

The Corporation will use the proceeds from the Private Placement (i) to repurchase the U.S.$23 million principal amount of outstanding 10% senior secured convertible notes due March 4, 2011, (ii) to advance the Mt. Todd project, and (iii) for general corporate purposes.

Since the completion of the Private Placement, 10,870 Special Warrants and 21,739 compensation warrants issued in error to a finder have been cancelled.  Accordingly, as part of the Private Placement, 429,348 Special Warrants and 478,262 compensation warrants were issued to agents and finders.

As part of the Private Placement, the Corporation agreed to use commercially reasonable efforts to list the warrants underlying the Special Warrants (the “Warrants”) on the Toronto Stock Exchange (the “TSX”) by February 23, 2011.  The Corporation has applied to the TSX to list the Warrants and such listing is subject to the approval of the TSX.  The TSX’s approval of the listing of the Warrants will be subject to the Warrants being free trading, which will not occur before the later of: (a) February 23, 2011 and (b) the date that a registration statement under the U.S. Securities Act of 1933, as amended, (the “U.S. Securities Act”) covering the resale of the Warrants is declared effective under the U.S. Securities Act.

The above-described securities have not been registered under the U.S. Securities Act or any state securities laws of any state of the United States, and may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S under the U.S. Securities Act) or a person in the United States absent registration under the U.S. Securities Act or an applicable exemption from such registration requirements and in accordance with all applicable state securities laws of any state of the United States.  This press release shall not constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of the above described securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Vista Gold Corp.

Vista is focused on the development of the Concordia gold project in Baja California Sur, Mexico, and the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the release of the proceeds of the private placement by the escrow agent to Vista; the automatic exercise of the Special Warrants; Vista’s future business strategy, competitive strengths, goals, operations, plans, and potential project development; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “intends”, “plans”, “anticipates”, “will”, and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty concerning Vista’s ability to raise capital on favorable terms or at all; risks relating to fluctuations in the price of gold; risks related to repayment of debt; risks related to increased leverage; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; the inherently hazardous nature of mining-related activities; uncertainty concerning reserve and resource estimates; uncertainty concerning estimates of results based on such reserve and resource estimates; risks relating to completing metallurgical testing; uncertainty of future feasibility study results; risks relating to cost increases for capital and operating costs including the cost of power; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; and risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Uncertainty of Forward Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K, as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed on November 9, 2010, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.